UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE FIRST BANCSHARES, INC.

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LITIGATION UPDATE

On November 9, 2016, Plaintiff Jonathan Raul (“Plaintiff”) filed a Class Action Complaint for Violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (“Complaint”) captioned Raul v. Mitchell, et al., No. 2:16-cv-00194-KS-MTP (S.D. Miss.).  The Complaint alleged that The First Bancshares Inc.’s (“First Bancshares” or the “Company”) Preliminary Proxy Statement (Schedule 14A) and Amendments thereto filed with the SEC on October 25, 2016, November 18, 2016, and November 25, 2016, and the Definitive Proxy Statement (Schedule 14A), filed with the SEC on November 28, 2016 (“Definitive Proxy Statement”), contained misstatements and omissions in their disclosures regarding the issuance of additional shares of First Bancshares’s common stock.  On November 28, 2016, Plaintiff filed a Motion for a Preliminary Injunction to enjoin the special shareholders meeting of First Bancshares to be held on December 29, 2016 (“Special Meeting”), during which the shareholders will be asked to approve the conversion of its Mandatorily Convertible Nonvoting Noncumulative Preferred Stock, Series E (“Series E Preferred Stock”) into additional shares of First Bancshares’s common stock.

First Bancshares believed that the Complaint was without merit and that no further disclosure was required to supplement the Definitive Proxy Statement under any applicable rule, statute, regulation or law. However, to avoid the costs, risks and uncertainties inherent in litigation, on December 16, 2016, the parties reached an agreement pursuant to a Memorandum of Understanding to provide certain additional disclosures, all of which are set forth below. The Memorandum of Understanding outlines the terms of the parties’ agreement in principle to settle and dismiss all claims which were or could have been asserted in the Complaint. Pursuant to the terms of the Memorandum of Understanding, Plaintiff has withdrawn his Motion for Preliminary Injunction and has agreed to dismiss his case with prejudice.  The Plaintiff has indicated that he may seek an award of attorneys’ fees in connection with this matter. The parties have not reached an agreement on the anticipated application by Plaintiff’s counsel for an award of attorneys’ fees at the time of this filing.

The settlement will not affect the timing of the Special Meeting.

Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES

In the Memorandum of Understanding with respect to the settlement of the Complaint described above, First Bancshares agreed to make these supplemental disclosures to the Definitive Proxy Statement. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Without conceding in any way that the disclosures below are either material or required, First Bancshares has agreed to make the following supplemental disclosures:

The following disclosure supplements the Definitive Proxy Statement before the last sentence of the first paragraph on p. 4:

“The Company and management considered other alternatives to raise capital, but ultimately exercised their business judgment and concluded that the Private Placement was the desired approach at this time. Following consultation with the Company’s financial advisors, the Company determined that the Private Placement was the most effective method for raising capital under the current circumstances.”

The following disclosure supplements the Definitive Proxy Statement at end of the section entitled “Pro Forma Financial Information” on p. 7:

Dilution

To further help your understanding of the financial impact of the Private Placement related to Proposal No. 1, we are providing the following table which sets forth the tangible book value impact of the Private Placement if Proposal No. 1 is approved, as well as the impact that the approval of Proposal No. 1 may have on our current common stockholders ownership percentage of the Company.

	As of September 30, 2016	As Adjusted if Proposal No. 1 is Approved (As of September 30, 2016)

Tangible common equity	$79,939,000	$139,826,495
FBMS common stock outstanding	5,428,017	8,991,397
Tangible book value per share of FBMS common stock	$14.73	$15.55
Ownership of current FBMS common stockholders	100.0%	60.4%

As demonstrated by the table above, the Company expects the approval of Proposal No. 1 to be accretive to the tangible book value of the Company’s common stock but dilutive to the Company’s current common stockholders in terms of their pro forma ownership of the Company prior to the Private Placement.

The following disclosure supplements the Definitive Proxy Statement at the end of the section entitled “Pro Forma Financial Information” on p. 7 and immediately before the section entitled “Series E Preferred Stock Terms and Provisions” on p. 8:

Use of Proceeds from the Private Placement

The Company estimates that the net proceeds from the sale of the shares of Series E Preferred Stock will be between $59,000,000 and $60,000,000, after deducting placement agent fees and expenses related to the capital raise, legal and accounting fees and including the filing of this proxy statement and related documents with the SEC.

We intend to use the net proceeds from the sale of the Series E Preferred Stock to finance all or a portion of the Iberville Bank Acquisition and pay related expenses, to support our capital ratios in connection with the Iberville Bank Acquisition and the acquisition of Gulf Coast Community Bank (“Gulf Coast Acquisition”), and for general corporate purposes. If the Iberville Bank Acquisition is not completed we will use the proceeds of the shares of Series E Preferred Stock from this offering for general corporate purposes to support our growth strategy, which may include organic growth, funding acquisition opportunities, de novo branching into new markets or other organic expansion of our business.

The Private Placement was not conditioned upon the successful completion of the Iberville Bank Acquisition, the Gulf Coast Acquisition or any other transaction. Accordingly, even if the Iberville Bank Acquisition does not occur, we will have no obligation to offer to repurchase any or all of the shares of Series E Preferred Stock sold in the Private Placement. In the event the Iberville Bank Acquisition does not occur, our management will retain broad discretion in the allocation of the net proceeds of the Private Placement. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. From time to time, we may engage in additional capital financings as we determine appropriate based upon our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

The following disclosure supplements the Definitive Proxy Statement at the end of the section entitled “The Securities Purchase Agreements” on p. 10:

Purchasers

The table below lists the Purchasers and other information regarding the stock ownership of each of the Purchasers. The second column lists the number of shares of Series E Preferred Stock owned by each Purchaser as of October 31, 2016.

Except as indicated below, other than the ownership of the Series E Preferred Stock or shares of common stock issuable upon conversion of the Series E Preferred Stock, and such additional ownership of common stock prior to the Private Placement as is set forth in the table, the Purchasers have not had any material relationship, other than as a shareholder of the Company or a customer in the ordinary course of business with the Bank, with us during the past three years.

None of the Company’s financial advisors in the Private Placement participated in the Private Placement, nor, to the knowledge of the Company, are any of the Company’s financial advisors related parties to any Purchaser.

The following Purchasers hold positions as officers and/or directors of the Company and The First, A National Banking Association as follows:

•	M. Ray (Hoppy) Cole, Jr. – Director and Chief Executive Officer of the Company and Bank

•	David W. Bomboy, M.D. – Director

•	E. Ricky Gibson – Director

•	Charles R. Lightsey – Director

•	Ted E. Parker – Director

•	J. Douglas Seidenburg – Director

•	Andrew D. Stetelman – Director

The amounts set forth below are based upon information provided to us by representatives of the Purchasers, or upon our records, and are accurate to the best of our knowledge as of the date specified.

SELLING SECURITYHOLDERS
Name of Selling Securityholder	Shares of Series E Preferred Stock Owned Prior to the Offering	Shares of Common Stock Owned Prior to the Offering	Shares of Series E Preferred Stock Offered Hereby	Shares of Common Stock Offered Hereby	Shares of Series E Preferred Stock Owned After the Offering	Shares of Common Stock Owned After the Offering	Percentage of Outstanding Common Stock Owned After the Offering
Banc Fund VII L.P.[1]	-	163,235	35,000	35,000	-	198,235	2.20%
Banc Fund VIII L.P.[2]	-	299,554	55,000	55,000	-	354,554	3.94%
Banc Fund IX L.P.[3]	-	55,702	135,352	135,352	-	191,054	2.12%
PRB Investors, L.P.[4]	-		112,676	112,676	-	112,676	1.25%
Castine Partners, LP5	-		46,901	46,901	-	46,901	0.52%
Castine Partners II, LP6	-		98,113	98,113	-	98,113	1.09%
Castine Offshore Fund, LTD.[7]	-		108,507	108,507	-	108,507	1.21%

[1]	Banc Fund VII L.P. is controlled by its general partner, MidBanc VII L.P. MidBanc VII L.P. is controlled by its general partner, The Banc Funds Company, L.L.C. The Banc Funds Company, L.L.C. is controlled by its member, Charles J. Moore. Charles J. Moore may be deemed to have voting and dispositive power over the shares listed in the table as held by Banc Fund VII L.P.
[2]	Banc Fund VIII L.P. is controlled by its general partner, MidBanc VIII L.P. MidBanc VIII L.P. is controlled by its general partner, The Banc Funds Company, L.L.C. The Banc Funds Company, L.L.C. is controlled by its member, Charles J. Moore. Charles J. Moore may be deemed to have voting and dispositive power over the shares listed in the table as held by Banc Fund VIII L.P.
[3]	Banc Fund IX L.P. is controlled by its general partner, MidBan IX L.P. MidBan IX L.P. is controlled by its general partner, The Banc Funds Company, L.L.C. The Banc Funds Company, L.L.C. is controlled by its member, Charles J. Moore. Charles J. Moore may be deemed to have voting and dispositive power over the shares listed in the table as held by Banc Fund IX L.P.
[4]	Andy Bergman, as principal, is a natural person with voting and dispositive power over the shares listed in the table as held by PRB Investors, L.P.
[5]	Castine Partners, LP is controlled by its general partner, Castine Management GP, LLC. Paul D. Magidson is a natural person and managing member of Castine Management GP, LLC and may be deemed to have voting and dispositive power over the shares listed in the table as held by Castine Partners, LP.
[6]	Castine Partners II, LP is controlled by its general partner, Castine Management GP, LLC. Paul D. Magidson is a natural person and managing member of Castine Management GP, LLC and may be deemed to have voting and dispositive power over the shares listed in the table as held by Castine Partners II, LP.
[7]	Castine Offshore Fund, LTD. is controlled by its investment manager, Castine Capital Management, LLC. Paul D. Magidson is a natural person and managing member of Castine Capital Management, LLC and may be deemed to have voting and dispositive power over the shares listed in the table as held by Castine Offshore Fund, LTD.

Choral Financial Fund, LP8	-		28,169	28,169	-	28,169	0.31%
JAM Special Opportunities Fund III, L.P.[9]	-		225,352	225,352	-	225,352	2.51%
Stieven Financial Investors, L.P.[10]	-	194,687	185,231	185,231	-	379,918	4.23%
Stieven Financial Offshore Investors, Ltd.[10]	-	41,354	40,121	40,121	-	81,475	0.92%
Iron Road Multi-Strategy Fund LP11	-	14,589	22,820	22,820	-	37,409	0.42%
Mendon Capital Master Fund, Ltd.[12]	-	106,301	142,632	142,632	-	248,933	2.77%
Mendon Capital QP LP13	-	48,060	59,900	59,900	-	107,960	1.20%
Consector Partners, LP14	-		56,338	56,338	-	56,338	0.63%

[8]	Choral Financial Fund LP is controlled by its general partner, Choral Capital, LLC. Bradley J. Ness is a natural person and managing member of Choral Capital, LLC and may be deemed to have voting and dispositive power over the shares listed in the table as held by Choral Financial Fund, LP.
[9]	JAM Special Opportunities Fund III, L.P. (“JSOF III”) is controlled by its general partner, JAM Equity Partners, LLC (“JEP”) . Jacobs Assets Management LLC (“Jacobs”) is the duly appointed investment manager of JSOF III. Seymour Jacobs is the managing member of JEP and Jacobs and may be deemed to have voting and dispositive power over the shares listed in the table as held by JSOF III.
[10]	Stieven Capital GP, LLC is the general partner of Stieven Financial Investors, L.P., and in such capacity has voting and investment control over the shares held by this selling stockholder. Stieven Capital Advisors, L.P. is the investment manager of Stieven Financial Investors, L.P and Stieven Financial Offshore Investors, Ltd., and in such capacity has voting and investment control over the shares held by both of these selling stockholders. Joseph A. Stieven, Stephen L. Covington, Daniel M. Ellefson and Mark J. Ross are members of the general partner and managing directors of the investment manager, and as a result, they may each be deemed to have voting and investment control over shares held by both of these selling stockholders.
[11]	RMB Capital Management LLC is the investment manager of Iron Road Multi-Strategy Fund LP. RMB Capital Management LLC is the investment manager of Iron Road Multi-Strategy Fund LP. RMB Capital Holdings LLC (“RMB Holdings”) is the ultimate parent company of RMB Capital Management LLC. The managers of RMB Holdings are Richard M. Burridge, Jr., Frederick Paulman, Walter Clark and along with Christopher Graff, a member and the Director of Asset Management for RMB Holdings, are the natural persons with voting and dispositive power over the shares listed in the table as held by Iron Road Multi-Strategy Fund LP.
[12]	RMB Capital Management LLC is the sub-advisor of Mendon Capital Master Fund, Ltd. RMB Capital Management LLC is the sub-advisor of Mendon Capital Master Fund, Ltd. RMB Capital Holdings LLC (“RMB Holdings”) is the ultimate parent company of RMB Capital Management LLC. The managers of RMB Holdings are Richard M. Burridge, Jr., Frederick Paulman, Walter Clark and along with Christopher Graff, a member and the Director of Asset Management for RMB Holdings, are the natural persons with voting and dispositive power over the shares listed in the table as held by Mendon Capital Master Fund, Ltd.
[13]	RMB Capital Management LLC is the investment manager of Mendon Capital QP LP. RMB Capital Management LLC is the investment manager of Mendon Capital QP LP. RMB Capital Holdings LLC (“RMB Holdings”) is the ultimate parent company of RMB Capital Management LLC. The managers of RMB Holdings are Richard M. Burridge, Jr., Frederick Paulman, Walter Clark and along with Christopher Graff, a member and the Director of Asset Management for RMB Holdings, are the natural persons with voting and dispositive power over the shares listed in the table as held by Mendon Capital QP LP.
[14]	Consector Advisors, LLC is the general partner of Consector Partners, LP. William J. Black is the natural person with voting and dispositive power over the shares held by Consector Partners, LP.

JCSD Partners, LP15	-	291,335	56,338	56,338	-	347,673	3.87%
TFO GDF Fund LLC[16]	-		191,549	191,549	-	191,549	2.13%
Malta Market Neutral Master Fund, Ltd.[17]	-		32,394	32,394	-	32,394	0.36%
Malta Offshore, Ltd.[17]	-		72,254	72,254	-	72,254	0.80%
Malta Hedge Fund, L.P. [17]	-		13,577	13,577	-	13,577	0.15%
Malta Hedge Fund II, L.P. [17]	-		163,465	163,465	-	163,465	1.82%
Basswood Opportunity Partners, LP18	-		80,976	80,976	-	80,976	0.90%
Basswood Opportunity Fund, Inc.[18]	-		62,490	62,490	-	62,490	0.69%
Basswood Financial Fund, LP18	-		56,061	56,061	-	56,061	0.62%
Basswood Financial Fund, Inc. [18]	-		14,748	14,748	-	14,748	0.16%
Basswood Financial Long Only Fund, LP18	-		11,077	11,077	-	11,077	0.12%
Blue Lion Opportunity Master Fund, LP19	-		84,507	84,507	-	84,507	0.94%

[15]	JCSD Capital, LLC is the General Partner of JCSD Partners, LP. Steven J. Didion and Joseph P. Colmery as managing members of JCSD Capital, LLC are the natural persons with voting and dispositive power over the shares listed in the table as held by JCSD Partners, LP.
[16]	TFO Manager Limited is the Managing Member of TFO GDF Fund LLC. Abdulmohsin Al Omran, Adel Al Mangour and Arup Asadullah, as the Directors of TFO Manager Limited, are the natural persons with voting and dispositive power over the shares listed in the table as held by TFO GDF Fund LLC.
[17]	Maltese Capital Management LLC is the investment manager of each of Malta Hedge Fund, L.P., Malta Hedge Fund II, L.P., Malta Offshore, Ltd. and Malta Market Neutral Master Fund, Ltd. Terry Maltese is the managing member of Maltese Capital Management LLC. In such capacities, each of Maltese Capital Management LLC and Mr. Maltese may be deemed to have voting and dispositive power over the shares held by Malta Hedge Fund, L.P., Malta Hedge Fund II, L.P., Malta Offshore, Ltd. and Malta Market Neutral Master Fund, Ltd. Each of Maltese Capital Management LLC and Mr. Maltese disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein.
[18]	Basswood Capital Management, L.L.C. (“BCM”) is the investment manager of Basswood Opportunity Partners, LP, Basswood Opportunity Fund, Inc., Basswood Financial Fund, LP, Basswood Financial Fund, Inc. and Basswood Financial Long Only Fund, LP (collectively, the “Basswood Funds”). Basswood Partners, L.L.C. (“BPLLC”) is the general partner of each of Basswood Opportunity Partners, LP (“BOP”), Basswood Financial Fund, LP (“BFF”), and Basswood Financial Long Only Fund, LP (“BFLOF”). Matthew Lindenbaum and Bennett Lindenbaum are the managing members of BCM and BPLLC. BCM, Matthew Lindenbaum and Bennett Lindenbaum may be deemed to have voting and investment power over the shares held by the Basswood Funds. Each of BCM, Matthew Lindenbaum and Bennett Lindenbaum disclaims beneficial ownership of the shares held by each of the Basswood Funds except to the extent of its or his pecuniary interest therein. BPLLC may be deemed to have voting and investment power over the shares held by BOP, BFF and BFLOF, and disclaims beneficial ownership of the shares held by each of BOP, BFF and BFLOF except to the extent of its pecuniary interest therein.
[19]	Charles W. Griege, Jr. is a Managing Member of Blue Lion Opportunity Master Fund, LP and is a natural person who may be deemed to have voting and investment power over the shares held by Blue Lion Opportunity Master Fund, LP.

JH Regional Bank Fund[20]	-	45,868	45,868	-	45,868	0.51%
JH Financial Industries Fund[20]	-	45,002	45,002	-	45,002	0.50%
JHVIT Financial Industries Trust[20]	-	7,722	7,722	-	7,722	0.09%
FJ Fund SP21	-	32,100	32,100	-	32,100	0.36%
Financial Opportunity Fund LLC[22]	-	169,732	169,732	-	169,732	1.89%
Siena Capital Partners Accredited, L.P.[23]	-	845	845	-	845	0.01%
Siena Capital Partners I, L.P.[23]	-	55,493	55,493	-	55,493	0.62%
EJF Financial Services Fund LP24	-	133,803	133,803	-	133,803	1.49%
Endeavor Regional Bank Opportunities Fund L.P.[25]	-	78,127	78,127	-	78,127	0.87%
Endeavor Regional Bank Opportunities Fund II LP25	-	161,310	161,310	-	161,310	1.79%

[20]	Manulife Asset Management (US) LLC is the investment sub-adviser and agent for JH Regional Bank Fund, JH Financial Industries Fund and JHVIT Financial Industries Trust. Lisa Welch has voting power and dispositive power over the shares held by the JH Regional Bank Fund, JH Financial Industries Fund and JHVIT Financial Industries Trust.
[21]	FJ Capital Management LLC is the sub-advisor of FJ Fund SP. Martin Friedman is a Managing Member of FH Capital Management LLC and is a natural person who may be deemed to have voting and investment power over the shares held by FJ Fund SP.
[22]	FJ Capital Management LLC is the Managing Member of Financial Opportunity Fund LLC. Martin Friedman is a Managing Member of FH Capital Management LLC and is a natural person who may be deemed to have voting and investment power over the shares held by FJ Fund SP.
[23]	Siena Capital Management, LLC is the general partner of each of Siena Capital Partners I, L.P. and Siena Capital Partners Accredited, L.P., and in such capacity has direct voting and dispositive power over the shares held by these selling stockholders. David Abraham, Daniel Kanter, and Gregory Dingens are members of Siena Capital Management, LLC and in such capacity have indirect voting and dispositive power for the shares held by these selling stockholders. Siena Capital Management, LLC, Siena Capital Partners I, L.P. and Siena Capital Partners Accredited, L.P. are affiliated with a broker-dealer. Siena Capital Partners I, L.P. and Siena Capital Partners Accredited, L.P. purchased the shares being registered in the ordinary course of business and did not have any agreement or understanding, at the time of purchase, directly or indirectly, with any person to distribute the shares.
[24]	EJF Financial Services GP, LLC is the general partner of EJF Financial Services Fund, L.P. EJF Capital LLC is the sole member of EJF Financial Services GP, LLC. Emanuel J. Friedman, Chief Executive Officer of EJF Capital LLC, is deemed to have voting and dispositive power over the shares listed in the table as held by EJF Financial Services Fund, L.P.
[25]	Endeavour Capital Management, L.L.C. is the general partner and Endeavour Capital Advisors Inc. is the investment advisor of Endeavor Regional Bank Opportunities Fund L.P. and Endeavor Regional Bank Opportunities Fund II LP. Laurence Austin and Mitchell Katz are the ultimate controlling persons of Endeavour Capital Management, L.L.C. and Endeavour Capital Advisors Inc. and as such are the natural persons having voting and dispositive power over the shares listed in the table as held by Endeavor Regional Bank Opportunities Fund L.P. and Endeavor Regional Bank Opportunities Fund II LP.

Hot Creek Investors, L.P.[26]	-		56,338	56,338	-	56,338	0.63%
David and Patty Bomboy*	-	110,995	14,085	14,085	-	125,080	1.39%
E. Ricky Gibson*	-	93,244	3,775	3,775	-	97,019	1.08%
Charles R. Lightsey*	-		28,169	28,169	-	28,169	0.89%
Oak Grove Land Co, Inc.**	-	134,713	5,634	5,634	-	140,347	1.56%
Ted Parker*	-	70,813	9,859	9,859	-	80,672	0.90%
J. Douglas Seidenburg*	-	82,656	11,584	11,584	-	94,240	1.05%
M.D. Outdoor LLC[27]	-	-	2,500	2,500	-	2,500	0.03%
Andrew D. Stetelman*	-	42,283	5,634	5,634	-	47,917	0.53%
M. Ray and Cindy Cole***	-	63,136	2,000	2,000	-	65,136	0.72%
Mary Louise Polk	-	3,161	1,408	1,408	-	4,569	0.05%
William L. Reno III	-		1,690	1,690	-	1,690	0.02%
JRP Family Properties, LLC	-		2,253	2,253	-	2,253	0.03%
Jeff B. Jones	-	2,000	2,817	2,817	-	4,817	0.05%
Christopher L. Miles	-		2,817	2,817	-	2,817	0.03%
David E. Miles	-		2,817	2,817	-	2,817	0.03%
Jacob Graham	-		2,817	2,817	-	2,817	0.03%
Ronald Blacklidge	-	1,002	5,634	5,634	-	6,636	0.07%
Beverly Carter	-		1,408	1,408	-	1,408	0.02%
Donald M. Pulliam	-	400	2,817	2,817	-	3,217	0.04%
Roro Clarksdale, LLC	-		5,634	5,634	-	5,634	0.06%
Edwin J. Spence	-		5,634	5,634	-	5,634	0.06%
Robert O. Tatum	-		5,634	5,634	-	5,634	0.06%
G. Marshall Smith	-	12,000	9,859	9,859	-	21,859	0.24%
Eason Leake	-		7,324	7,324	-	7,324	0.08%
Michael W. Chancellor	-	67,350	2,817	2,817	-	70,167	0.78%
William A. Alexander Jr.	-	1,000	5,634	5,634	-	6,634	0.07%
Zonda J. Walker	-	400	14,085	14,085	-	14,485	0.16%
Perry Parker	-	216,633	56,338	56,338	-	272,971	3.04%
Charles G. Reeder	-		19,718	19,718	-	19,718	0.22%

[26]	Hot Creek Capital, L.L.C. is the General Partner of Hot Creek Investors, L.P. Darren Tymchyshyn is the Managing Member of Hot Creek Capital, L.L.C. and as such is the natural person having voting and dispositive power over the shares listed in the table as held by Hot Creek Investors, L.P.
[27]	J. Douglas Seidenburg is a Member of M.D. Outdoor LLC and as such is the natural person having voting and dispositive power over the shares listed in the table as held by M.D. Outdoor LLC. Mr. Seidenburg is a Director of the Company. Mr. Seidenburg disclaims beneficial ownership of the shares held by M.D. Outdoor LLC except to the extent of his pecuniary interest therein.

Star Magnolia Six, L.P.	-		56,338	56,338	-	56,338	0.63%
The Thomas Milton Duff Amended and Restated Trust Agreement	-		140,845	140,845	-	140,845	1.57%
The James Ernest Duff Amended and Restated Trust Agreement	-		140,845	140,845	-	140,845	1.57%
Anna Laura Brett	-	8,317	2,253	2,253	-	10,570	0.12%
Wayne Thompson	-		2,816	2,816	-	2,816	0.03%

*	Director of the Company
**	Fred A. McMurry, a Director of the Company, is 33% owner of the company. Fred A. McMurray disclaims beneficial ownership of the shares held by Oak Grove Land Company, Inc. except to the extent of his pecuniary interest therein.
***	Mr. Cole is President and CEO of the Company and a director of the Company.

Additional Information about the Special Shareholders Meeting

This proxy supplement is being made in respect of the proposed Special Meeting of the Company. In connection with the proposed Special Meeting, the Company filed with the Securities and Exchange Commission (the “SEC”) the Definitive Proxy Statement on November 28, 2016, and may file other relevant documents concerning the proposed Special Meeting. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING THIS PROXY SUPPLEMENT, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED SPECIAL SHAREHOLDERS MEETING INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. The Definitive Proxy Statement was mailed to shareholders of the Company on or about November 29, 2016. Shareholders may also obtain copies of the Definitive Proxy Statement and other relevant documents (when they become available) free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by the Company are available free of charge from Chandra Kidd, Corporate Secretary, The First Bancshares, Inc., 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402, telephone: (601) 268-8998.

If you have already cast and do not wish to change your vote, no action by you is required. If you do wish to change your vote, you can call us at (601) 268-8998 or submit a later dated proxy either (i) by mail to Chandra Kidd, Corporate Secretary, The First Bancshares, Inc., 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402, or (ii) by telephone at (601) 268-8998.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Special Meeting. Information about the directors and executive officers of the Company is included in the Definitive Proxy Statement for the Special Meeting as well as in the proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 15, 2016.